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                                                                    EXHIBIT 23.1


                        Consent of Independent Auditors

We consent to incorporation by reference in the Registration Statement (Form S-8) pertaining to the Intermedia Communications Inc. Long-Term Incentive Plan of our report dated February 17, 1999, with respect to the consolidated financial statements and schedule of Intermedia Communications Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                                  /s/ Ernst & Young LLP

Tampa, Florida
June 11, 1999